UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Castor Maritime Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
Christodoulou Chatzipavlou 223, Hawaii Royal Gardens, Apart. 16, 3036 Limassol, Cyprus
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, $0.001 par value	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable) File No. 333-224242
Securities to be registered pursuant to Section 12(g) of the Act:
None.
(Title of Class)
This Form 8-A is being filed in connection with the listing of the common shares, $0.001 par value per share (the “Common Shares”), of Castor Maritime Inc., a company organized under the laws of the Republic of the Marshall Islands (the “Registrant”), on the Nasdaq Stock Market LLC.

Item 1. Description of Registrants Securities to be Registered.
The class of securities to be registered hereunder is the Common Shares. The description of capital stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form F-4 (No. 333-224242) as filed and subsequently amended, which was initially filed publicly with the Securities and Exchange Commission on April 11, 2018 (the “Registration Statement”), is incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit
3.1	Articles of Incorporation of the Company*
3.2	Bylaws of the Company*
4.1	Form of Common Share Certificate*

*	Incorporated by reference to Exhibit of the same number to the Registration Statement.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 8, 2019	CASTOR MARITIME INC.

	By:	/s/ Petros Panagiotidis
	Name:	Petros Panagiotidis
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer